Exhibit 10.9

$1,300,000,000

BLUE MERGER SUB INC.

7.625% SENIOR NOTES DUE 2019

PURCHASE AGREEMENT

February 1, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

As Representative of the several

      Initial Purchasers named in Schedule I attached hereto,

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Blue Merger Sub Inc., a Delaware corporation (“Merger Sub”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $1,300,000,000 in aggregate principal amount of its 7.625% Senior Notes due 2019 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Notes are being issued in connection with the acquisition (the “Acquisition”) by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners V, L.P. and Centerview Capital, L.P. and (collectively, the “Sponsors”), and certain other investors, of all of the outstanding equity interests of Del Monte Foods Company, a Delaware corporation (the “Company”).

Blue Acquisition Group, Inc., a Delaware corporation formed by the Sponsors (“Holdings”), has entered into an Agreement and Plan of Merger, dated as of November 24, 2010 (as amended from time to time, the “Merger Agreement”), with Merger Sub and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation following the merger (the “Merger”). Immediately prior to the consummation of the Acquisition (the date of the consummation of the Acquisition, the “Merger Date”), the Sponsors, as well as certain other investors, shall have contributed cash of approximately $1,600.0 million (the “Equity Investment”), and upon consummation of the Merger and the other transactions contemplated hereby, the Sponsors and other investors will own, indirectly, 100% of the capital stock of the Company.

If the Closing Date (as defined below) occurs prior to the Merger Date, the Issuer, the Trustee (as defined below) and The Bank of New York Mellon Trust Company, N.A., as escrow agent, will enter into the Escrow Agreement (the “Escrow Agreement”), to be dated as of the Closing Date, pursuant to which, on the Closing Date, Merger Sub will deposit in an escrow account (the “Escrow Account”) the Purchase Price (as defined below) and Merger Sub will contribute or cause to be contributed an additional amount in cash and Eligible Escrow Investments (as defined in the Escrow Agreement) necessary (together with the Purchase Price) to fund the redemption of the Notes and to pay all regularly scheduled interest that would accrue on the Notes through, but not including, the date of redemption set forth in the Escrow Agreement (collectively, with any other property from time to time held by the Escrow Agent, the “Escrow Property”), and will remain in escrow until the Escrow Property is released upon satisfaction of the conditions precedent to such release as set forth in the Escrow Agreement.

The Escrow Property will be held in the Escrow Account in accordance with the terms and provisions set forth in the Escrow Agreement, and released on the earlier to occur of (i) the Merger Date, if the conditions to the release of the Escrow Property to Merger Sub set forth in the Escrow Agreement have been satisfied on such date (the “Completion Date”) and (ii) the date on which a Special Mandatory Redemption (as defined in the Preliminary Offering Memorandum (as defined below) is required to occur) and, in each case, shall be released from the Escrow Account as provided in the Pricing Disclosure Package and the Final Offering Memorandum (each as defined below).

References to the “Issuer” refer (i) prior to consummation of the Merger, solely to Merger Sub and (ii) following consummation of the Merger and upon execution of the Joinder Agreement (as defined below), to the Company. References to the “Guarantors” refer to each entity set forth on Schedule II attached hereto following consummation of the Merger and upon execution of the Joinder Agreement (each a “Guarantor” and, collectively, the “Guarantors”).

The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Final Offering Memorandum (each as defined below), and (ii) are to be issued pursuant to an indenture (the “Initial Indenture”) to be entered into between Merger Sub and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Upon consummation of the Merger, the Company and the Guarantors will enter into a supplemental indenture (the “Supplemental Indenture”) with the Trustee pursuant to which the Company will assume the rights and obligations of Merger Sub under the Initial Indenture and the Guarantors will guarantee such obligations effective as of and from the Merger Date. As used herein, the term “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture. The Company will succeed to Merger Sub’s obligations under the Notes and the Indenture. Following the Merger Date, the obligations of the Company, including the due and punctual payment of interest on the Notes, will be fully, irrevocably, and unconditionally guaranteed on a senior unsecured basis, jointly and severally (the “Guarantees”) by (i) the Guarantors, and (ii) any domestic subsidiary of the Company formed or acquired after the Closing Date that is required to execute a supplemental indenture to provide a guarantee in accordance with the terms of the Indenture, and their respective successors and assigns. As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Issuer by the Initial Purchasers.

On the Merger Date, simultaneously with the consummation of the Merger, the Issuer shall and shall cause each Guarantor to execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby the Issuer and each Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto.

On the Merger Date, simultaneously with the consummation of the Merger (x) the Issuer and the Guarantors will enter into new senior secured credit facilities to be dated as of the Closing Date (the “Senior Credit Facilities” and, together with the documents, agreements or instruments delivered in connection therewith, the “Senior Credit Facilities Documentation”) and (y) the Issuer shall use the net proceeds from the issue and sale of the Notes, the funding of the Senior Credit Facilities and the Equity Investment to finance the Transactions (as defined below).

For the purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Pricing Disclosure Package (as defined below) and means, collectively, (i) the issuance and sale of the Notes; (ii) the Merger; (iii) the execution and delivery of the credit agreements related to the Senior Credit Facilities; (iv) the Equity Investment; (v) the cash tender offers (the “Tender Offers”) for any and all of the 6 3/4% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2019 issued by Del Monte Corporation, a Delaware corporation and wholly-owned direct subsidiary of the Company, (vi) the refinancing of certain other existing indebtedness of the Company and (vii) the payment of all fees and expenses related to the foregoing.

The term “Transaction Documents” refers to this Agreement, the Joinder Agreement, the Notes, the Indenture, the Guarantees, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Escrow Agreement.

Notwithstanding anything in this Agreement to the contrary, the representations, warranties, authorizations, acknowledgements, covenants and agreements of each of the Company and the Guarantors contained in this Agreement shall not become effective until the consummation of the Merger, at which time such representations, warranties, authorizations, acknowledgements, covenants and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Issuer has prepared a preliminary offering memorandum, dated January 26, 2011 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated February 1, 2011 (the “Final Offering Memorandum”), setting forth information regarding the Issuer, the Guarantors, the Notes, the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the

“Pricing Disclosure Package”. The Issuer hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 9:30 a.m. (New York City time) on the date of this Agreement.

You have advised the Issuer that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Issuer and the Initial Purchasers to be dated the Closing Date (as defined herein). Pursuant to the Registration Rights Agreement, and subject to the consummation of the Merger, the parties thereto will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement under the Securities Act relating to a series of senior notes identical in all material respect to the Notes (the “Exchange Notes”) and the Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer”. Upon consummation of the Merger, the Company shall and shall cause each Guarantor to join the Registration Rights Agreement by execution of a counterpart signature page thereto or the joinder attached thereto (the “Registration Rights Agreement Joinder”) on the Merger Date.

2. Representations, Warranties and Agreements of Merger Sub, the Company and the Guarantors. (x) As of the Applicable Time, Merger Sub represents, warrants and covenants to each Initial Purchaser (it being understood that, prior to the execution and delivery of the Joinder Agreement, all representations and warranties of Merger Sub with respect to the Company and its subsidiaries are made to the best knowledge of Merger Sub, after due inquiry), and (y) as of the Merger Date, the Company and the Guarantors, jointly and severally, represent, warrant and covenant to each Initial Purchaser, as follows:

(a) When the Notes, including the Guarantees, are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of Merger Sub, the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Assuming the accuracy of your representations and warranties in Section 3(b), the offer, sale and delivery of the Notes to the Initial Purchasers pursuant hereto

(including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by Merger Sub, the Company, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you, as to whom Merger Sub, the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes and the Guarantees.

(d) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by Merger Sub, the Company, the Guarantors or any of their respective affiliates or any of their respective representatives (other than you, as to whom Merger Sub, the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and Merger Sub, the Company, the Guarantors or any of their respective affiliates or any of their respective representatives and any person acting on its or their behalf (other than you, as to whom Merger Sub, the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) Neither Merger Sub, the Company, any Guarantor, any of their respective affiliates or any of their respective representatives nor any other person acting on behalf of Merger Sub, the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by Merger Sub for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuer or any of the Guarantors, is contemplated.

(h) The Final Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j) The Issuer and the Guarantors have not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV(B) hereto. Each such Free Writing Offering Document, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Free Writing Offering Document in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in any Free Writing Offering Document.

(k) Each of Merger Sub, the Company, the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of Merger Sub, the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged except as would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V hereto.

(l) The Company has the actual capitalization set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum as of the date set forth therein. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable and all such shares owned directly or indirectly by the Company are free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as incurred in connection with the Senior Credit Facilities.

(m) Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by Merger Sub and, upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Company and the Guarantors has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Indenture (as supplemented by the Supplemental Indenture). The Supplemental Indenture will, on or prior to the Merger Date, be duly and validly authorized by the Company and the Guarantors, and, upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, the Indenture (as supplemented by the Supplemental Indenture) will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(n) The Issuer has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. On the Closing Date, the Notes will have been duly authorized by the Issuer and, when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(o) The Issuer has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. On the Closing Date, the Exchange Notes will have been duly and validly authorized by the Issuer and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(p) Each of the Company and the Guarantors has all requisite corporate or other organizational power and authority to enter into the Joinder Agreement. On the Merger Date, the Joinder Agreement will have been duly and validly authorized by the Company and the Guarantors and, upon consummation of the Merger, will have been duly executed and delivered by the Company and the Guarantors.

(q) Each Guarantor has all requisite corporate or other organizational power and authority to execute, issue and perform its obligations under the Guarantees. On the Merger Date, the Guarantees will have been duly and validly authorized by the Guarantors and when the Supplemental Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r) Each Guarantor has all requisite corporate or other organizational power and authority to issue and perform its obligations under the Exchange Guarantees. On the Merger Date, the Exchange Guarantees will have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) Each of Merger Sub, the Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement and the Registration Rights Agreement Joinder, as applicable. The Registration Rights Agreement has been duly authorized by Merger Sub, and on the Merger Date the Registration Rights Agreement Joinder will have been duly and validly authorized by the Company and the Guarantors, and when executed and delivered by Merger Sub, the Company and the Guarantors, as applicable, in accordance with the terms hereof and thereof, will be validly executed and delivered, and (assuming the due authorization, execution and delivery thereof by you) the Registration Rights Agreement will be the legally valid and binding obligation of Merger Sub and, upon the execution and delivery of the Registration Rights Agreement Joinder, the Company and the Guarantors in accordance with the terms thereof, enforceable against the Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(t) The Escrow Agreement has been duly authorized by Merger Sub, and if executed and delivered by Merger Sub on the Closing Date as contemplated by this Agreement, will be a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(u) If executed and delivered in accordance with the terms of this Agreement, the provisions of the Escrow Agreement will be effective to create a valid and enforceable security interest in favor of the Trustee for the benefit of the holders of the Notes in the right, title and interest of Merger Sub in the Escrow Account. The security interest granted under the Escrow Agreement to the Trustee in the right, title and interest of Merger Sub in the Escrow Account, assuming all filings and other actions contemplated by the Escrow Agreement to perfect such security interest are made or taken, will constitute a perfected, first priority (subject to any lien in favor of the Escrow Agent or the Trustee arising under the Escrow Agreement or the Indenture) security interest.

(v) Merger Sub has and, on or prior to the date of the Merger, if the Merger Date occurs, the Company will have all requisite corporate power and authority to consummate the Merger and the Acquisition.

(w) This Agreement has been duly and validly authorized, executed and delivered by Merger Sub.

(x) The issue and sale of the Notes and the Guarantees, the execution, delivery and performance by Merger Sub, the Company and the Guarantors of the Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Merger Sub, the Company or the Guarantors, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which Merger Sub, the Company or the Guarantors is a party or by which Merger Sub, the Company or the Guarantors is bound or to which any of the property or assets of Merger Sub, the Company or the Guarantors is subject, other than any lien, charge or encumbrance upon any property or assets of Merger Sub, the Company or the Guarantors incurred in connection with the Escrow Agreement or the Senior Credit Facilities, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of Merger Sub, the Company or the Guarantors, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Merger Sub, the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except with respect to clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(y) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over Merger Sub, the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Issuer and the Guarantors of the Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of a registration statement by the Issuer with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (iii) a favorable vote of the stockholders of the Company approving the acquisition and (iv) consummation of the Merger, in the case of clauses (iii) and (iv) above, each of which shall have been obtained or made on or prior to the Merger Date.

(z) The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, on the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

(aa) The pro forma financial statements included in the Pricing Disclosure Package and the Final Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments used in the preparation thereof give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package. The pro forma financial statements included in the Pricing Disclosure Package have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information (except as otherwise noted in the Pricing Disclosure Package and Final Offering Memorandum). The pro forma financial statements included in the Pricing Disclosure Package and the Final Offering Memorandum comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act (except that additional periods have been presented), and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(bb) KPMG LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and the Final Offering Memorandum and who have delivered an initial letter referred to in Section 7(e) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder.

(cc) The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Offering Memorandum, there has not been any material adverse change in the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package.

(ee) The Issuer, the Guarantors and each of their respective subsidiaries own or lease all such real and personal property necessary to the conduct of their respective businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(ff) The Company and each of its subsidiaries have such certificates, authorizations and permits issued by the appropriate federal, state or foreign authorities (“Permits”) necessary to conduct their respective businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package and the Final Offering Memorandum. Neither the Company, nor any of its subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(gg) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them. Neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(hh) Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantors of this Agreement, the Indenture, the Notes, the Guarantees or the consummation of any of the transactions contemplated hereby. To the Issuer’s and each Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ii) The Company, the Guarantors and their respective subsidiaries, taken as a whole, are insured by insurers believed by the Company to be of recognized financial responsibility against such losses and risks and in such amounts as are believed to be reasonable for the businesses in which they are engaged, except as described in the Offering Memorandum.

(jj) Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent that would reasonably be expected to have a Material Adverse Effect.

(kk) Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, (i) there are no proceedings that are pending, or to the knowledge of the Issuer, threatened, against the Company or any of the Guarantors or any of their respective subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances), the environment, or natural resources, including with respect to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) to the knowledge of the Issuer or the Guarantors, they are in compliance with Environmental Laws, and there are no liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants and (iii) none of the Company, the Guarantors and their respective subsidiaries anticipates capital expenditures relating to Environmental Laws, in each case, that would reasonably be expected to have a Material Adverse Effect.

(ll) Except, in each case, as would not have a Material Adverse Effect, the Company, the Guarantors and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles.

(mm) Except, in each case, as would not have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) there is no current “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, and none is reasonably expected to occur, and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) As of the Merger Date, except as may be limited by applicable state corporation law or comparable laws, no domestic subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Final Offering Memorandum or contemplated in the Senior Credit Facilities Documentation.

(oo) None of Merger Sub, the Company or the Guarantors is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(pp) Immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, (i) the fair value and present fair saleable value of the assets of the Issuer and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Issuer and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they will mature or (c) otherwise insolvent.

(qq) None of Merger Sub, the Company or their respective affiliates have taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors in connection with the offering of the Notes.

(rr) None of Merger Sub, the Company nor any of their respective subsidiaries are a party to any contract, agreement or understanding with any person (other than fees contemplated by this Agreement) that could give rise to a valid claim against the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ss) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(tt) None of Merger Sub, the Company or their respective affiliates have taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors in connection with the offering of the Notes.

(uu) Neither Merger Sub, the Company nor any of its subsidiaries, nor, to the knowledge of the Issuer and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of Merger Sub, the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(vv) The operations of Merger Sub, the Company and any of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Merger Sub, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(ww) Neither Merger Sub, the Company nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of Merger Sub, the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of Merger Sub, the Company or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by Merger Sub, the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Issuer agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers on the Closing Date and, upon the basis of the representations, warranties and agreements of the Issuer and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase on the Closing Date from Merger Sub, at a purchase price of 100% of the principal amount thereof (the “Purchase Price”), the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. Merger Sub agrees, if the Merger Date is the Closing Date or if the Completion Date occurs, to pay on such date to each Initial Purchaser a fee equal to 2.50% of the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Issuer shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Issuer that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuer, on the basis of the representations, warranties and agreements of the Issuer and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Issuer that it will offer the Notes to Eligible Purchasers at a price initially equal to 100.0% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes.

(c) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, (ii) any written communication prepared by such Initial Purchaser and approved by the Issuer in writing, or (iii) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Final Offering Memorandum.

(d) Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Notice to Investors” section of the Pricing Disclosure Package and Final Offering Memorandum (along with such other legends as the Issuer and its counsel deem necessary).

Each of the Initial Purchasers understands that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(n), 7(b) and 7(c) hereof, counsel to the Issuer and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Payment for the Notes shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, (i) if the Merger has not been consummated by 1:00 p.m., New York City time, on February 16, 2011 (the “Closing Date”), by deposit of the Purchase Price in the Escrow Account or (ii) if the Merger is consummated on or prior to 1:00 p.m., New York City time, on the Closing Date, by payment of the Purchase Price, plus accrued interest, if any, to the Closing Date, to the account or accounts specified by the Issuer, in the case of each of clauses (i) and (ii), in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Initial Purchasers. For the avoidance of doubt, unless the Merger is consummated subsequent to the Closing Date, the Merger Date, as referred to herein, shall be the same date as the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuer.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Issuer and the Guarantors. The Issuer agrees and, upon the execution and delivery of the Joinder Agreement, the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Issuer and the Guarantors will promptly furnish to the Initial Purchasers, without charge, such number of copies of the Final Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Issuer will prepare the Final Offering Memorandum in a form approved by the Representatives and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which the Representatives shall not previously have been advised or to which it shall reasonably object after being so advised.

(c) The Issuer and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Issuer or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact, or omit to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Issuer will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) None of Merger Sub, the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

(f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify or register (or obtain exemptions from qualifying or registering) the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 90th day after the date of the Final Offering Memorandum, the Issuer and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any capital markets debt securities of the Issuer substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Issuer, or sell or grant options, rights or warrants with respect to such debt securities of the Issuer or securities convertible into or exchangeable for such debt securities of the Issuer, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Issuer, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Issuer or other securities, in cash or otherwise or (iii) publicly announce an offering of any debt securities of the Issuer substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Merrill Lynch and Morgan Stanley, on behalf of the Initial Purchasers.

(h) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act or file the periodic reports contemplated by such provisions pursuant to the terms of the Indenture, provide or make available electronically to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act (it being acknowledged and agreed that, prior to the first date on which information is required to be provided under the Indenture, the information contained in the Final Offering Memorandum is sufficient for this purpose and it being further agreed that delivery to the holders or prospective holders of the Notes of the information required to be delivered under the Indenture will be deemed to satisfy this requirement). This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) The Issuer will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(j) The Issuer will use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(k) During the period from the Closing Date until one year after the Closing Date, the Issuer will not, and will not permit any of its subsidiaries to, resell any Notes that have been acquired by any of them except for Notes resold in a transaction registered under the Securities Act.

(l) The Issuer shall and shall cause its affiliates to not seek the release of the Escrow Property from the Escrow Account unless such release is in compliance with the terms of the Indenture and the Escrow Agreement.

(m) The Issuer and its controlled affiliates will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes. The Issuer and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by Merger Sub, the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Issuer by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(n) On the Merger Date, the Company and each Guarantor will (A) execute the Purchase Agreement Joinder, the Supplemental Indenture and the Registration Rights Agreement Joinder and (B) cause (i) Simpson Thacher & Bartlett LLP to furnish to the Initial Purchasers its written opinion (for the avoidance of doubt, without any negative assurance letter), as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Merger Date, substantially in the form of Exhibit B hereto (with respect to those matters set forth therein that are contemplated to be given only on the Merger Date), and (ii) James Potter to furnish to the Initial Purchasers his written opinion, as General Counsel of the Company, addressed to the Initial Purchasers and dated the Merger Date, substantially in the form of Exhibit C hereto.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, Merger Sub agrees, and, on and after the Merger Date, the Company and the Guarantors jointly and severally agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of Merger Sub’s, the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Joinder Agreement, the Indenture, the Registration Rights Agreement, the Registration Rights Joinder Agreement, the Escrow Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Issuer of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (h) the rating of the Notes and Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes and the Exchange Notes, and the costs and charges of the Escrow Agent (if any); (j) the performance by the Issuer and the Guarantors of their other obligations under this Agreement; (k) the travel expenses incurred by or on behalf of representatives of Merger Sub and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show (it being understood that the Initial Purchasers, collectively, shall bear their own transportation expenses and one half of the costs associated with any chartered aircraft); and (l) any other expenses of Merger Sub and the Company incident to the performance by Merger Sub and the Company of their obligations hereunder; provided, however that except as specifically provided in this Section 6 and in Section 11, the Initial Purchasers shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Notes.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects), when made and on and as of the Closing Date, of the representations and warranties of the Issuer contained herein, and the performance by the Issuer of its obligations hereunder in all material respects, and to each of the following additional terms and conditions:

(a) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Simpson Thacher & Bartlett LLP shall have furnished to the Initial Purchasers its written opinion and negative assurance letter, as counsel to Merger Sub, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B hereto.

(c) The Initial Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and Merger Sub shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(d) At the time of execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and

(iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of KPMG LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(f) For the period from and after the date of this Agreement and prior to the Closing Date, there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole and after giving effect to the Transactions, except as described in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto).

(g) Merger Sub shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of an officer of Merger Sub, a statement that:

(i) the representations, warranties and agreements of Merger Sub are true and correct on and as of the Closing Date, and Merger Sub has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) such officer has examined the Pricing Disclosure Package and the Final Offering Memorandum, and, in such officer’s opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Final Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Final Offering Memorandum.

(h) The Issuer shall have taken all acts reasonably required to be taken by it to have the Notes be eligible for clearance and settlement through DTC.

(i) The Issuer shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by such parties.

(j) The Issuer and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by such parties.

(k) Unless the Merger has been consummated on or prior to 1:00 p.m., New York City time, on the Closing Date, (i) the Issuer, the Trustee and the Escrow Agent shall have executed the Escrow Agreement and the Initial Purchasers shall have received an executed copy thereof; (ii) the Escrow Agent shall have established the Escrow Account and shall have provided to the Initial Purchasers evidence thereof reasonably satisfactory to the Initial Purchasers; and (iii) all other actions to be taken under the Escrow Agreement by the Issuer as of the Closing Date in order to effect the escrow arrangements contemplated by the Pricing Disclosure Package shall have been taken.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ or the NYSE Amex Equities or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto).

(m) On or prior to the Closing Date, Merger Sub shall have furnished to the Initial Purchasers such further customary certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Merger Sub, on the date hereof, agrees to and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto or (B) recorded electronic roadshow made available to investors (the “Recorded Road Show”), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto or in the Recorded Road Show, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand, for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Merger Sub, the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Final Offering Memorandum, or in any such amendment or supplement thereto or in any the Recorded Road Show, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to Merger Sub or the Company through Merrill Lynch by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) with respect to the Preliminary Offering Memorandum and the Final Offering Memorandum. The foregoing indemnity agreement is in addition to any liability that Merger Sub, the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless as of the date hereof, Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company, each Guarantor, their respective officers and employees, each of their respective affiliates, directors, and each person, if any, who controls, as of the date hereof, Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company, and each Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which, as of the date hereof, Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the

Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto or (B) the Recorded Road Show, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto or in the Recorded Road Show, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to Merger Sub or the Company through Merrill Lynch by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) with respect to the Preliminary Offering Memorandum and the Final Offering Memorandum. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to Merger Sub, the Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and such indemnified party’s respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8, if (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party fails within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party, on the one hand, and the indemnified party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantive rights or defenses)), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Merger Sub, the Company and each Guarantor, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of, as of the date hereof, Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Merger Sub, the Company and each Guarantor, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by Merger Sub, the Company and each Guarantor, on the one hand, and the total discounts received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Final Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Merger Sub, the Company and the Guarantors, on the one hand, or the Initial Purchasers on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuer shall be deemed to be also for the benefit of the Guarantors, and information supplied by Merger Sub and the Company shall also be deemed to have been supplied by the Guarantors. Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company, each Guarantor, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount of the total discount received by such Initial Purchaser with respect to the Notes purchased under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and Merger Sub and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the third sentence of the seventh paragraph and in the ninth paragraph under the heading “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum are correct and constitute the only information concerning the Initial Purchasers furnished in writing to Merger Sub by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Free Writing Offering Document, the Recorded Road Show and the Final Offering Memorandum or in any amendment or supplement thereto.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Issuer that they have so arranged for the purchase of such Notes, or the Issuer notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term

“Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Issuer prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(f) or (m) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Notes provided for herein is not consummated because of any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, including as described in Section 9 hereof, Merger Sub will reimburse the Initial Purchasers through the Representatives on behalf of the Initial Purchasers on demand for all reasonable expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Legal Department (Fax: (917) 267-7085) with a copy to Cahill Gordon & Reindel LLP, Attention: James J. Clark (Fax: (212) 269-5420);

(b) if to the Issuer or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Del Monte Foods Company, P.O. Box 193575, San Francisco, CA 94119-3575, Attention: Chief Financial Officer (Fax: (412) 222-1632), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Joseph H. Kaufman (Fax: (212) 455-2502);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Merrill Lynch, which address will be supplied to any other party hereto by Merrill Lynch upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Merrill Lynch.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of Merger Sub, the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of Merger Sub, the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock

Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Waiver of Jury Trial. Each of Merger Sub, the Company, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. Each of Merger Sub, the Company and the Guarantors acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between Merger Sub, the Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to Merger Sub, the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between Merger Sub, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to Merger Sub, the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of Merger Sub, the Company and the Guarantors; and (e) Merger Sub, the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. Merger Sub, the Company and the Guarantors hereby waive any claims that Merger Sub, the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between Merger Sub and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BLUE MERGER SUB INC.

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Vice President

Accepted:

On behalf of themselves and as Representatives of the several

Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Adam Cady
Name: Adam Cady
Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Emily Johnson
Name: Emily Johnson
Title: Authorized Signatory

JOINDER AGREEMENT

March 8, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative of the several

    Initial Purchasers named in Schedule I

    to the Purchase Agreement (as defined below),

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Reference is hereby made to that purchase agreement (the “Purchase Agreement”) dated February 1, 2011 among Blue Merger Sub Inc., a Delaware corporation and the Initial Purchasers relating to the issuance and sale to the Initial Purchasers of $1,300,000,000 aggregate principal amount of 7.625% Senior Notes due 2019 (the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In connection with the Acquisition, the undersigned (other than Del Monte Foods Company) have guaranteed the Notes. This Joinder Agreement is being executed and delivered by the undersigned on the date of the consummation of the Acquisition, after giving effect to the Acquisition.

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement. Each of the undersigned hereby represents and warrants that the representations and warranties set forth in the Purchase Agreement applicable to such party are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof (except that representations and warranties made as of a particular date were true and correct on and as of such particular date).

2. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

4. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

5. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.

DEL MONTE FOODS COMPANY

By:	/s/ Richard L. French
Name: Richard L. French Title: Senior Vice President, Treasurer Chief Accounting Officer and Controller

DEL MONTE CORPORATION

By:	/s/ Richard L. French
Name: Richard L. French Title: Senior Vice President, Treasurer Chief Accounting Officer and Controller

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

On behalf of themselves and as Representatives of the several

Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Adam Cady
Name: Adam Cady Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Emily Johnson
Name: Emily Johnson Title: Vice President